Exhibit 1.01

General Electric Company

2021 Conflict Minerals Report

Introduction

General Electric Company (“GE” or the “Company”) has prepared this Conflict Minerals Report (“Report”) for the year ended December 31, 2021, as provided for in Rule 13p-1 of the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). GE manufactures a wide range of products that contain tin, tantalum, tungsten or gold (“3TG”) but GE does not purchase ore or unrefined 3TG from mines and generally is many steps removed in the supply chain from the mining of these minerals. We purchase materials from a wide network of suppliers and rely on them to assist with our reasonable country of origin inquiry regarding the 3TG that are necessary to the functionality or production of products we manufacture. After performing our reasonable country of origin inquiry and due diligence for 2021, we have reason to believe that a portion of the 3TG used in our products may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and may not be solely from recycled or scrap sources and we are therefore submitting this Report, which describes the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures.

This Report describes:

•	the due diligence we performed for 2021, including the steps we took to mitigate the risk that 3TG in our products benefit armed groups;

•	the products that we have reason to believe might contain 3TG originating from the Covered Countries; and

•	information about the processing facilities and countries of origin of 3TG used in those products.

Reasonable Country of Origin Inquiry and Due Diligence Process

Design of GE’s due diligence measures

GE has adopted Conflict Minerals Guidelines (the “Guidelines”) outlining the design of our 3TG due diligence process, based on our broader ethical supply chain program. The Guidelines describe procedures that each GE business is expected to use to perform due diligence on the origin and sourcing of 3TG contained in products we manufacture. The Guidelines conform in material respects to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas including, the Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”), and the Guidelines are periodically reviewed and updated with enhancements to the due diligence program.

This description of due diligence measures refers to measures performed by GE Corporate and by the GE businesses. In November 2021, we completed the combination of our GE Capital Aviation Services (GECAS) business with AerCap Holdings N.V. (AerCap), and this Report includes due diligence measures related to the GECAS business. In December 2021, we completed our acquisition of BK Medical, a leader in advanced surgical visualization. This Report does not include due diligence for the BK Medical business.

This Report does not reflect the impact of sanctions on Russian entities, which were enacted beginning in March 2022.

This description is presented pursuant to the organizational structure of the Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain contained in the OECD Guidance.

Step 1: Establish strong company management systems

A.	Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas

The Guidelines contain the operative provisions of GE’s Responsible Mineral Sourcing Principles, which can be found on GE’s website, as well as the process for ensuring that risks are adequately managed. The Guidelines were created and disseminated by the Company’s 3TG Working Group (described below) and provide details for the execution of GE’s 3TG due diligence process, including guidance for situational decision making and escalation processes regarding supplier behavior. Additional GE policies that relate to the due diligence measures contained in the OECD Guidance are incorporated into GE’s code of conduct, The Spirit & The Letter, which can be found on GE’s website (for each of these materials, see “Where You Can Find Additional Information” below).

We do not seek to embargo the responsible sourcing of 3TG or other minerals from the Covered Countries or other conflict-affected and high-risk areas.

B.	Structure internal management systems to support supply chain due diligence

3TG Working Group. The Company has established a 3TG Working Group, which includes representatives from GE Corporate and each of the GE businesses, with representation from functions such as engineering, supply chain management and legal. The 3TG Working Group meets regularly throughout the year to discuss design and modification of the 3TG due diligence process (including potential enhancements to the due diligence program), share best practices among the businesses, and monitor progress of the 3TG due diligence process. The 3TG Working Group is also responsible for reviewing and implementing the Guidelines annually. In 2021, the 3TG Working Group took steps to strengthen engagement with suppliers and to advance due diligence efforts for cobalt sourcing.

GE Corporate. GE’s Global Law & Policy organization has oversight responsibility for GE’s Responsible Mineral Sourcing Principles, including the establishment of processes and procedures to carry out this statement.

GE businesses. Each GE business has:

•	established a process to support 3TG due diligence of its supply chain;

•	documented that process in a written business program; and

•	assigned responsibility for the execution of the business program to specific personnel.

Internal reporting. For 2021, GE Corporate used the following 3TG due diligence reporting mechanisms:

•

Reporting within GE businesses to leadership: Each GE business conducted one or more reviews of its 3TG due diligence program with senior management within its organization, covering supply chain risks and efforts to achieve supply chain transparency; and

•

Communicating across GE businesses: The Company’s 3TG Working Group held regularly scheduled meetings throughout the year, with representation from functions such as engineering, supply chain management and legal.

C.	Establish a system of controls and transparency over the 3TG supply chain

Identifying suppliers. Each GE business identified:

•

Relevant Suppliers: suppliers that provide inputs to GE products that are known or are likely to contain 3TG through a process that is based on an examination of internal records such as bills of material or other product specifications, a qualitative review of sourcing records, or information provided by the supplier; and

•

Significant Suppliers: those suppliers within the universe of Relevant Suppliers that are most significant to GE’s 3TG due diligence program, using criteria developed by each business, such as the amount of sourcing spend with the supplier.

Identifying smelters and refiners in the supply chain. Each GE business identified smelters and refiners of 3TG that are first-tier suppliers to GE and used its best efforts to identify additional smelters and refiners by surveying Significant Suppliers, either directly or indirectly through an independent third-party supply chain expert, using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). The survey tools are designed to collect, manage and archive supplier information relevant for 3TG due diligence including, among other things, the identity of smelters or refiners (“SORs”) of 3TG in each supplier’s supply chain, as well as information concerning their related compliance efforts. Each GE business reviews Significant Supplier responses for completeness, accuracy and plausibility and follows up with Significant Suppliers whose survey responses are identified as having potentially incomplete or inaccurate information, in order to seek more complete information.

Conducting a reasonable country of origin inquiry (“RCOI”). In connection with our due diligence, we utilize and rely on information made available through the Responsible Minerals Assurance Process (“RMAP”) administered by RMI, concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to identify countries of origin. Where the data showed that ores utilized by one or more of these smelters or refiners were potentially sourced from a Covered Country, GE concluded that there is reason to believe that 3TG from the Covered Countries may be present in the products for which such smelters or refiners were reported as potentially in the supply chain. Due to business confidentiality and other competitive concerns, as recognized by the OECD Guidance, the RMI does not publish detailed information on specific mines and location of origin of ores that supply the SORs subject to verification reviews. Consequently, no such information is provided in this Report. RMI’s efforts to determine such information is described on the RMI website (see “Where You Can Find Additional Information” below). In addition, certain Significant Suppliers provided CMRTs with mine or location of origin information, and that information was also included in our RCOI.

Records retention. We have a records retention policy providing for the maintenance on a computerized database of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, for at least five years.

D.	Strengthen company engagement with suppliers

Regular communications. GE regularly communicates its expectations on responsible supply chains of 3TG by transmitting surveys and other communications from the sourcing organizations of the GE businesses to Significant Suppliers and other Relevant Suppliers. In addition, we encourage our suppliers to participate in training on GE’s 3TG due diligence program and other appropriate third-party training to enhance the accuracy and quality of the information that suppliers provide to us.

Contractual obligations. Each GE business has standard vendor terms and conditions that contractually obligate suppliers to (1) adopt policies and establish systems to procure 3TG from sources that have been verified as conflict free; and (2) provide supporting data on their 3TG supply chains to GE when requested, on a platform to be designated by GE. These obligations are reflected in GE’s Integrity Guide for Suppliers, Contractors and Consultants (“Integrity Guide”), which can be found on GE’s website (see “Where You Can Find Additional Information” below). Purchase order and contract terms and conditions in use by GE businesses require suppliers to conform their behavior to the Integrity Guide (including a requirement to report suspected or confirmed violations of the guide), and generally provide GE with audit rights and the right to terminate the contract in the event of material non-compliance.

E.	Establish a company-level grievance mechanism

Integrity Guide. The Integrity Guide provides multiple methods for suppliers and supplier personnel to raise concerns about matters that are subject to the Integrity Guide, including GE’s expectations of suppliers regarding 3TG due diligence.

Open reporting system. Each GE business also has an open reporting system through which employees and third parties may report concerns about policy violations, including concerns related to our 3TG policies. Concerns can be reported anonymously or for attribution through several channels, including any compliance resource (e.g. GE legal counsel or auditor), by calling the GE Corporate Ombuds line at (800) 227-5003, or by emailing the GE Ombudsperson at ombudsperson@corporate.ge.com. As an RMI member, we also recognize the RMI Grievance Mechanism as a mechanism for third parties to submit grievances concerning the 3TG supply chain.

No retaliation. Both the Integrity Guide and the open reporting system forbid retaliation against any person reporting an integrity concern.

Step 2: Identify and assess risks in the supply chain

A.	Use best efforts to identify the smelters and refiners in the supply chain

During 2021, using the processes described above under “Establish a system of controls and transparency over the 3TG supply chain,” GE businesses identified 2,446 Significant Suppliers (down from 2,957 in 2020). This year-over-year change is primarily the result of continued improvement efforts for supplier selection. The businesses followed up with the Significant Suppliers that did not respond to the request within the specified time frame. The information was requested from each Significant Supplier multiple times by email and phone, to the extent the supplier continued to be non-responsive. Our Significant Suppliers, mostly reporting at a company level, identified 335 SORs that were potentially in their supply chains (the same number as in 2020). See Table A below for a list of these SORs and a summary of their validation status under the RMAP.

B.	Identify the scope of the risk assessment of the 3TG supply chain

Engaging with suppliers. GE’s 3TG supplier survey asks suppliers to identify smelters and refiners of 3TG in their supply chains. For Significant Suppliers that are identified as either not having a responsible 3TG sourcing policy or not implementing due diligence measures for conflict-free sourcing, we encourage those suppliers to implement such measures. We seek to engage our Significant Suppliers to encourage the smelters and refiners in their supply chains to become validated as Conformant (as defined below) by the RMAP or a similar program. In addition, in 2021, we conducted outreach, and through our independent third-party supply chain expert, we offered additional training to Significant Suppliers in the form of three webinar sessions, which had more than 350 attendees.

GE seeks to continue to improve 3TG due diligence efforts to reduce 3TG supply chain risk by encouraging suppliers to source from Conformant smelters and refiners. As a result, we believe that 69% of the smelters and refiners identified by our Significant Suppliers have been verified as Conformant (up from 35% in 2013, when we started our 3TG due diligence program).

Engaging with smelters and refiners. For SORs who were identified as not Conformant and potentially in our supply chain, our independent third-party supply chain expert sent letters on our behalf, first in December of 2021 and again in May of 2022, encouraging such SORs to participate in the RMAP or an equivalent cross-recognized assessment protocol. See “Devise and adopt a risk management plan” below for additional information on our engagement efforts.

C.	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas

We review the smelter and refiner information provided by the Significant Suppliers against the Smelter Look-up tab list of the CMRT and to the extent that a SOR identified by a Significant Supplier is not on that list, we take additional steps to verify whether the listed entity is a SOR. Identified SORs were reviewed against the RMI’s list of Conformant and Active (as defined below) smelters and refiners. If a SOR identified by a Significant Supplier is not listed as Conformant, or equivalent by another RMI cross-recognized, independent third-party audit program, we consult publicly available information or through industry associations, we attempt to contact the SOR to attempt to determine whether that SOR has a responsible 3TG sourcing process.

D.	Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)

First-tier suppliers. Each GE business is responsible for confirming that each of its first-tier suppliers that are smelters and refiners (if any):

•	has a policy and procedures to eliminate sourcing of conflict-supporting 3TG;

•	has been subject to an audit of the origin of their 3TG suppliers conducted in accordance with OECD Guidance or has made a firm commitment to undergo such an audit as soon as it can be scheduled; and

•	passes the audit as being conflict-free or, having failed the audit, has established and put into place a plan to correct process deficiencies.

Lower-tier (upstream) suppliers. In accordance with OECD Guidance, including its audit recommendations for downstream companies, GE implements upstream audits by participating in and cooperating with industry organizations. GE is a member of RMI and has, periodically, supported RMI through membership on various committees and working groups. As such, GE relies on RMI to conduct risk assessment at the upstream level. For each smelter identified in its supply chain at the first or lower tiers, each GE business assesses the information available from RMI and an independent third-party supply chain expert to determine whether there are any high-risk (as defined below) smelters or refiners and, if needed, develops a corrective action plan. We encourage removing any high-risk smelters from our supply chain.

Step 3: Design and implement a strategy to respond to identified risks

A.	Report findings to designated senior management

See “Structure internal management systems to support supply chain due diligence” above for a description of GE’s 3TG due diligence internal reporting processes.

B.	Devise and adopt a risk management plan

Each GE business compiles a report of 3TG risks identified in its supply chain for review by the GE business executive-level program owner to determine appropriate steps to mitigate risks identified during the 3TG due diligence process. In 2021, these steps focused on encouraging Significant Suppliers who identified high-risk SORs to remove them from their supply chains. A high-risk SOR is one for which there are credible reports that such SOR sources materials in a manner that directly or indirectly finances armed conflict. In addition, Significant Suppliers who identified high-risk SORs were invited to attend training webinars conducted by our independent third-party supply chain expert.

To the extent that identified SORs are not Conformant, we seek to exercise leverage over these SORs to become Conformant through our participation in and support of the RMI. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement. Our independent third-party supply chain expert sent letters on our behalf to SORs identified as not Conformant and potentially in our supply chain in December 2021 and again in May 2022, encouraging such SORs to participate in the RMAP or an equivalent cross-recognized assessment protocol. In addition, in 2021, the Aerospace Industries Association (“AiA”), of which GE is a member, developed an outreach letter reiterating the AiA’s support for the RMI and RMAP process, to assist with RMI’s outreach efforts to smelters and refiners.

Step 4: Carry out independent 3rd party audit of smelter/refiner’s due diligence practices

See “Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)” above for a discussion of how GE conducted risk assessment at the upstream level.

Step 5: Report annually on supply chain due diligence

We file this Report annually, and a copy of it is available at https://www.ge.com/sustainability/reports-hub.

RCOI and Due Diligence Results

GE manufactures a wide range of products that contain 3TG. For a description of the products manufactured by GE in 2021, see the products description for each of our businesses on pages 10-16 of our 2021 Annual Report on Form 10-K, which you can find at https://www.ge.com/investor-relations/annual-report.

GE purchases materials from a wide network of suppliers so we necessarily rely on them to assist with our due diligence process. After performing an RCOI and due diligence for 2021, based on information RMI makes available to its members, we have reason to believe that some of the necessary 3TG in our products were sourced from Covered Countries. We have no knowledge that any of the necessary 3TG contained in our in-scope products directly or indirectly financed or benefitted armed groups in a Covered Country, but make no assertion that any of our products are “DRC conflict free.”

SORs Used to Process 3TG in GE Products

GE obtained information about the SORs used to process 3TG in our products through the due diligence measures described in this Report. Based on our due diligence for 2021, we believe that 69% of the smelters and refiners identified by our Significant Suppliers have been verified as Conformant (up from 35% in 2013, when we started our 3TG due diligence program). Table A provides a list of SORs that GE’s Significant Suppliers identified as being present in their supply chains and that may have processed 3TG contained in in-scope GE products.

Countries of Origin of 3TG in GE Products

GE relies on information RMI makes available to its members to obtain information about the country of origin and mine or location of origin of 3TG. Table B below contains a list of known countries of origin of 3TG used by SORs that GE suppliers identified as potentially being present in their supply chains.

For 2021, most Significant Suppliers provided company level responses, which may include country of origin information for parts not sold to GE. Therefore, we are unable to determine whether any 3TG in GE products was actually sourced from the countries listed in Table B. For 2021, we were not able to determine the country of origin for the 3TG processed by any of the smelters or refiners listed as “Active” or “On Smelter Look-up Tab List Only.”

Future Risk Mitigation Efforts

2022 actions to improve due diligence and supplier engagement. GE intends to take the following steps in 2022 to improve 3TG due diligence and thereby seek to mitigate the risk that 3TG contained in in-scope GE products may benefit armed groups:

•

continue communication and training for suppliers and spread best practices learned during execution of the 3TG due diligence process in 2021 across the GE businesses to continue to work to improve the percentage of Significant Suppliers responding to GE’s supply chain surveys and the quality of their responses;

•

continue to request that certain Significant Suppliers that provided company level information for 2021 provide product level information for 2022, through ongoing outreach with these Significant Suppliers;

•

continue the identification of and communication with smelters and refiners in GE’s supply chain, both directly and indirectly through GE’s Significant Suppliers and upstream distributors, in order to continue to increase the number of smelters and refiners that participate in the RMAP;

•	continue to participate in industry initiatives encouraging responsible supply chains, including initiatives to add cobalt, mica and other minerals to the scope; and

•	as new Significant Suppliers are added, educate them on our compliance requirements, the requirements of the Conflict Minerals Rule and the OECD Guidance.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Table A

(as of May 13, 2022)

Summary of Smelters and Refiners

	A. RMI Conformant Smelters & Refiners		B. RMI Active Smelters & Refiners		C. On Smelter Look-up Tab List Only Smelters & Refiners		Total
	2020	2021	2020	2021	2020	2021	2020	2021
Tantalum	37	35	1	0	0	0	38	35
Tin	54	54	12	7	13	17	79	78
Tungsten	38	42	5	4	3	4	46	50
Gold	108	99	6	7	58	66	172	172
Total	237	230	24	18	74	87	335	335

We note the following in connection with the information contained in the foregoing table:

(1)

The smelters and refiners reflected in the table were identified by our Significant Suppliers as potentially being part of our 2021 supply chain. However, not all of the included SORs may have processed the necessary 3TG contained in the in-scope products that we manufactured, since many Significant Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Significant Suppliers also may have reported to us SORs that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs reflected above may not be all of the SORs in our supply chain, since many Significant Suppliers were unable to identify all of the SORs used to process the necessary 3TG content contained in the in-scope products that we manufactured and not all of the Significant Suppliers responded to our inquiries.

(2)

“Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment protocol. Included smelters and refiners were not necessarily Conformant for all or part of 2021 and may not continue to be Conformant for any future period.

(3)

“Active” means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.

(4)	A smelter or refiner is listed as “On Smelter Look-up Tab List Only” if it was not Conformant or Active but appears on the Smelter Look-up tab of the CMRT.
(5)	The compliance status information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.

STATUS OF IDENTIFIED SMELTER AND REFINERS FOR 2021
Metal	Smelter Name	Country	Status

Gold	8853 S.p.A.	Italy	RMI Conformant

Gold	Advanced Chemical Company	United States of America	RMI Conformant

Gold	Aida Chemical Industries Co., Ltd.	Japan	RMI Conformant

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	RMI Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	RMI Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	RMI Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	RMI Conformant

Gold	Argor-Heraeus S.A.	Switzerland	RMI Conformant

Gold	Asahi Pretec Corp.	Japan	RMI Conformant

Gold	Asahi Refining Canada Ltd.	Canada	RMI Conformant

Gold	Asahi Refining USA Inc.	United States of America	RMI Conformant

Gold	Asaka Riken Co., Ltd.	Japan	RMI Conformant

Gold	Aurubis AG	Germany	RMI Conformant

Gold	Bangalore Refinery	India	RMI Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	RMI Conformant

Gold	Boliden AB	Sweden	RMI Conformant

Gold	C. Hafner GmbH + Co. KG	Germany	RMI Conformant

Gold	CCR Refinery—Glencore Canada Corporation	Canada	RMI Conformant

Gold	Cendres + Metaux S.A.	Switzerland	RMI Conformant

Gold	Chimet S.p.A.	Italy	RMI Conformant

Gold	Chugai Mining	Japan	RMI Conformant

Gold	Dowa	Japan	RMI Conformant

Gold	DSC (Do Sung Corporation)	Republic of Korea	RMI Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	RMI Conformant

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	RMI Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	RMI Conformant

Gold	Emirates Gold DMCC	United Arab Emirates	RMI Conformant

Gold	Geib Refining Corporation	United States of America	RMI Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	RMI Conformant

Gold	Heimerle + Meule GmbH	Germany	RMI Conformant

Gold	Heraeus Metals Hong Kong Ltd.	China	RMI Conformant

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	RMI Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	RMI Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	RMI Conformant

Gold	Istanbul Gold Refinery	Turkey	RMI Conformant

Gold	Italpreziosi	Italy	RMI Conformant

Gold	Japan Mint	Japan	RMI Conformant

Gold	Jiangxi Copper Co., Ltd.	China	RMI Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	RMI Conformant

Gold	Kazzinc	Kazakhstan	RMI Conformant

Gold	Kennecott Utah Copper LLC	United States of America	RMI Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	RMI Conformant

Gold	Kojima Chemicals Co., Ltd.	Japan	RMI Conformant

Gold	Korea Zinc Co., Ltd.	Republic of Korea	RMI Conformant

Gold	L’Orfebre S.A.	Andorra	RMI Conformant

Gold	LS-NIKKO Copper Inc.	Republic of Korea	RMI Conformant

Gold	LT Metal Ltd.	Republic of Korea	RMI Conformant

Gold	Marsam Metals	Brazil	RMI Conformant

Gold	Materion	United States of America	RMI Conformant

Gold	Matsuda Sangyo Co., Ltd.	Japan	RMI Conformant

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	RMI Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	China	RMI Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	RMI Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	China	RMI Conformant

Gold	Metalor Technologies S.A.	Switzerland	RMI Conformant

Gold	Metalor USA Refining Corporation	United States of America	RMI Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	RMI Conformant

Gold	Mitsubishi Materials Corporation	Japan	RMI Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	RMI Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	India	RMI Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	RMI Conformant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	RMI Conformant

Gold	NH Recytech Company	Republic of Korea	RMI Conformant

Gold	Nihon Material Co., Ltd.	Japan	RMI Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	RMI Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	RMI Conformant

Gold	PAMP S.A.	Switzerland	RMI Conformant

Gold	Planta Recuperadora de Metales SpA	Chile	RMI Conformant

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	RMI Conformant

Gold	PX Precinox S.A.	Switzerland	RMI Conformant

Gold	Rand Refinery (Pty) Ltd.	South Africa	RMI Conformant

Gold	REMONDIS PMR B.V.	Netherlands	RMI Conformant

Gold	Royal Canadian Mint	Canada	RMI Conformant

Gold	SAAMP	France	RMI Conformant

Gold	Safimet S.p.A	Italy	RMI Conformant

Gold	SAFINA A.S.	Czechia	RMI Conformant

Gold	Samduck Precious Metals	Republic of Korea	RMI Conformant

Gold	SEMPSA Joyeria Plateria S.A.	Spain	RMI Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	RMI Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	RMI Conformant

Gold	Singway Technology Co., Ltd.	Taiwan	RMI Conformant

Gold	Solar Applied Materials Technology Corp.	Taiwan	RMI Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	RMI Conformant

Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	RMI Conformant

Gold	T.C.A S.p.A	Italy	RMI Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	RMI Conformant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	RMI Conformant

Gold	Tokuriki Honten Co., Ltd.	Japan	RMI Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	RMI Conformant

Gold	Torecom	Republic of Korea	RMI Conformant

Gold	Umicore Precious Metals Thailand	Thailand	RMI Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	RMI Conformant

Gold	United Precious Metal Refining, Inc.	United States of America	RMI Conformant

Gold	Valcambi S.A.	Switzerland	RMI Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	RMI Conformant

Gold	WIELAND Edelmetalle GmbH	Germany	RMI Conformant

Gold	Yamakin Co., Ltd.	Japan	RMI Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	RMI Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	RMI Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	RMI Conformant

Tantalum	F&X Electro-Materials Ltd.	China	RMI Conformant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	RMI Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	RMI Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	China	RMI Conformant

Tantalum	LSM Brasil S.A.	Brazil	RMI Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	India	RMI Conformant

Tantalum	Mineracao Taboca S.A.	Brazil	RMI Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	RMI Conformant

Tantalum	NPM Silmet AS	Estonia	RMI Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	RMI Conformant

Tantalum	QuantumClean	United States of America	RMI Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	RMI Conformant

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	RMI Conformant

Tantalum	Taki Chemical Co., Ltd.	Japan	RMI Conformant

Tantalum	Telex Metals	United States of America	RMI Conformant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	RMI Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	RMI Conformant

Tantalum	D Block Metals, LLC	United States of America	RMI Conformant

Tantalum	FIR Metals & Resource Ltd.	China	RMI Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	RMI Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	RMI Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	RMI Conformant

Tantalum	KEMET Blue Metals	Mexico	RMI Conformant

Tantalum	H.C. Starck Co., Ltd.	Thailand	RMI Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	RMI Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	RMI Conformant

Tantalum	H.C. Starck Inc.	United States of America	RMI Conformant

Tantalum	H.C. Starck Ltd.	Japan	RMI Conformant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	RMI Conformant

Tantalum	Global Advanced Metals Boyertown	United States of America	RMI Conformant

Tantalum	Global Advanced Metals Aizu	Japan	RMI Conformant

Tantalum	Resind Industria e Comercio Ltda.	Brazil	RMI Conformant

Tantalum	Jiangxi Tuohong New Raw Material	China	RMI Conformant

Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	RMI Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	RMI Conformant

Tin	Alpha	United States of America	RMI Conformant

Tin	Dowa	Japan	RMI Conformant

Tin	EM Vinto	Bolivia	RMI Conformant

Tin	Estanho de Rondonia S.A.	Brazil	RMI Conformant

Tin	Fenix Metals	Poland	RMI Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	RMI Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	RMI Conformant

Tin	China Tin Group Co., Ltd.	China	RMI Conformant

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	RMI Conformant

Tin	Metallic Resources, Inc.	United States of America	RMI Conformant

Tin	Mineracao Taboca S.A.	Brazil	RMI Conformant

Tin	Minsur	Peru	RMI Conformant

Tin	Mitsubishi Materials Corporation	Japan	RMI Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	China	RMI Conformant

Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	RMI Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	RMI Conformant

Tin	Operaciones Metalurgicas S.A.	Bolivia	RMI Conformant

Tin	PT Artha Cipta Langgeng	Indonesia	RMI Conformant

Tin	PT Babel Inti Perkasa	Indonesia	RMI Conformant

Tin	PT Babel Surya Alam Lestari	Indonesia	RMI Conformant

Tin	PT Bukit Timah	Indonesia	RMI Conformant

Tin	PT Mitra Stania Prima	Indonesia	RMI Conformant

Tin	PT Prima Timah Utama	Indonesia	RMI Conformant

Tin	PT Refined Bangka Tin	Indonesia	RMI Conformant

Tin	PT Sariwiguna Binasentosa	Indonesia	RMI Conformant

Tin	PT Stanindo Inti Perkasa	Indonesia	RMI Conformant

Tin	PT Timah Tbk Kundur	Indonesia	RMI Conformant

Tin	PT Timah Tbk Mentok	Indonesia	RMI Conformant

Tin	PT Tinindo Inter Nusa	Indonesia	RMI Conformant

Tin	Rui Da Hung	Taiwan	RMI Conformant

Tin	Soft Metais Ltda.	Brazil	RMI Conformant

Tin	Thaisarco	Thailand	RMI Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	RMI Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	RMI Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	RMI Conformant

Tin	Yunnan Tin Company Limited	China	RMI Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	RMI Conformant

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	RMI Conformant

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	RMI Conformant

Tin	PT Cipta Persada Mulia	Indonesia	RMI Conformant

Tin	Resind Industria e Comercio Ltda.	Brazil	RMI Conformant

Tin	Metallo Belgium N.V.	Belgium	RMI Conformant

Tin	Metallo Spain S.L.U.	Spain	RMI Conformant

Tin	PT Menara Cipta Mulia	Indonesia	RMI Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	RMI Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	RMI Conformant

Tin	PT Bangka Serumpun	Indonesia	RMI Conformant

Tin	Tin Technology & Refining	United States of America	RMI Conformant

Tin	Ma’anshan Weitai Tin Co., Ltd.	China	RMI Conformant

Tin	PT Rajawali Rimba Perkasa	Indonesia	RMI Conformant

Tin	Luna Smelter, Ltd.	Rwanda	RMI Conformant

Tin	CRM Synergies	Spain	RMI Conformant

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	RMI Conformant

Tungsten	A.L.M.T. Corp.	Japan	RMI Conformant

Tungsten	Kennametal Huntsville	United States of America	RMI Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	RMI Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	RMI Conformant

Tungsten	Global Tungsten & Powders Corp.	United States of America	RMI Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	RMI Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	RMI Conformant

Tungsten	Japan New Metals Co., Ltd.	Japan	RMI Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	RMI Conformant

Tungsten	Kennametal Fallon	United States of America	RMI Conformant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	RMI Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	RMI Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	RMI Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	RMI Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	RMI Conformant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	RMI Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	RMI Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	RMI Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	RMI Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	RMI Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	RMI Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	RMI Conformant

Tungsten	H.C. Starck Tungsten GmbH	Germany	RMI Conformant

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	RMI Conformant

Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	RMI Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	RMI Conformant

Tungsten	Niagara Refining LLC	United States of America	RMI Conformant

Tungsten	China Molybdenum Co., Ltd.	China	RMI Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	RMI Conformant

Tungsten	Hydrometallurg, JSC	Russian Federation	RMI Conformant

Tungsten	Unecha Refractory metals plant	Russian Federation	RMI Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	RMI Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	RMI Conformant

Tungsten	ACL Metais Eireli	Brazil	RMI Conformant

Tungsten	Moliren Ltd.	Russian Federation	RMI Conformant

Tungsten	KGETS Co., Ltd.	Republic of Korea	RMI Conformant

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	RMI Conformant

Tungsten	Lianyou Metals Co., Ltd.	Taiwan	RMI Conformant

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	RMI Conformant

Tungsten	GEM Co., Ltd.	China	RMI Conformant

Tungsten	Cronimet Brasil Ltda	Brazil	RMI Conformant

Tungsten	Fujian Xinlu Tungsten	China	RMI Conformant

Gold	Abington Reldan Metals, LLC	United States of America	RMI Active

Gold	C.I Metales Procesados Industriales SAS	Colombia	RMI Active

Gold	Alexy Metals	United States of America	RMI Active

Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	RMI Active

Gold	WEEEREFINING	France	RMI Active

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	RMI Active

Gold	Augmont Enterprises Private Limited	India	RMI Active

Tin	PT Aries Kencana Sejahtera	Indonesia	RMI Active

Tin	PT Timah Nusantara	Indonesia	RMI Active

Tin	CV Venus Inti Perkasa	Indonesia	RMI Active

Tin	Super Ligas	Brazil	RMI Active

Tin	PT Sukses Inti Makmur	Indonesia	RMI Active

Tin	PT Mitra Sukses Globalindo	Indonesia	RMI Active

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	RMI Active

Tungsten	NPP Tyazhmetprom LLC	Russian Federation	RMI Active

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	RMI Active

Tungsten	OOO “Technolom” 2	Russian Federation	RMI Active

Tungsten	OOO “Technolom” 1	Russian Federation	RMI Active

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Caridad	Mexico	On Smelter Lookup Tab Only

Gold	Yunnan Copper Industry Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Smelter Lookup Tab Only

Gold	OJSC Novosibirsk Refinery	Russian Federation	On Smelter Lookup Tab Only

Gold	Refinery of Seemine Gold Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	HwaSeong CJ CO., LTD.	Republic of Korea	On Smelter Lookup Tab Only

Gold	JSC Uralelectromed	Russian Federation	On Smelter Lookup Tab Only

Gold	Kazakhmys Smelting LLC	Kazakhstan	On Smelter Lookup Tab Only

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	On Smelter Lookup Tab Only

Gold	Lingbao Gold Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Moscow Special Alloys Processing Plant	Russian Federation	On Smelter Lookup Tab Only

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	On Smelter Lookup Tab Only

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	On Smelter Lookup Tab Only

Gold	Sabin Metal Corp.	United States of America	On Smelter Lookup Tab Only

Gold	Samwon Metals Corp.	Republic of Korea	On Smelter Lookup Tab Only

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	On Smelter Lookup Tab Only

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Smelter Lookup Tab Only

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Morris and Watson	New Zealand	On Smelter Lookup Tab Only

Gold	Guangdong Jinding Gold Limited	China	On Smelter Lookup Tab Only

Gold	Shandong Humon Smelting Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	Fujairah Gold FZC	United Arab Emirates	On Smelter Lookup Tab Only

Gold	Shirpur Gold Refinery Ltd.	India	On Smelter Lookup Tab Only

Gold	AU Traders and Refiners	South Africa	On Smelter Lookup Tab Only

Gold	Sai Refinery	India	On Smelter Lookup Tab Only

Gold	Modeltech Sdn Bhd	Malaysia	On Smelter Lookup Tab Only

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	On Smelter Lookup Tab Only

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	On Smelter Lookup Tab Only

Gold	Pease & Curren	United States of America	On Smelter Lookup Tab Only

Gold	JALAN & Company	India	On Smelter Lookup Tab Only

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	On Smelter Lookup Tab Only

Gold	Gold Coast Refinery	Ghana	On Smelter Lookup Tab Only

Gold	QG Refining, LLC	United States of America	On Smelter Lookup Tab Only

Gold	CGR Metalloys Pvt Ltd.	India	On Smelter Lookup Tab Only

Gold	Sovereign Metals	India	On Smelter Lookup Tab Only

Gold	Kundan Care Products Ltd.	India	On Smelter Lookup Tab Only

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Smelter Lookup Tab Only

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	On Smelter Lookup Tab Only

Gold	L’azurde Company For Jewelry	Saudi Arabia	On Smelter Lookup Tab Only

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	On Smelter Lookup Tab Only

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	On Smelter Lookup Tab Only

Gold	International Precious Metal Refiners	United Arab Emirates	On Smelter Lookup Tab Only

Gold	Kaloti Precious Metals	United Arab Emirates	On Smelter Lookup Tab Only

Gold	Sudan Gold Refinery	Sudan	On Smelter Lookup Tab Only

Gold	Industrial Refining Company	Belgium	On Smelter Lookup Tab Only

Gold	African Gold Refinery	Uganda	On Smelter Lookup Tab Only

Gold	Dijllah Gold Refinery FZC	United Arab Emirates	On Smelter Lookup Tab Only

Gold	Emerald Jewel Industry India Limited (Unit 1)	India	On Smelter Lookup Tab Only

Gold	Emerald Jewel Industry India Limited (Unit 2)	India	On Smelter Lookup Tab Only

Gold	Emerald Jewel Industry India Limited (Unit 3)	India	On Smelter Lookup Tab Only

Gold	Emerald Jewel Industry India Limited (Unit 4)	India	On Smelter Lookup Tab Only

Gold	K.A. Rasmussen	Norway	On Smelter Lookup Tab Only

Gold	Sellem Industries Ltd.	Mauritania	On Smelter Lookup Tab Only

Gold	MD Overseas	India	On Smelter Lookup Tab Only

Gold	Metallix Refining Inc.	United States of America	On Smelter Lookup Tab Only

Gold	ABC Refinery Pty Ltd.	Australia	On Smelter Lookup Tab Only

Gold	Value Trading	Belgium	On Smelter Lookup Tab Only

Gold	Super Dragon Technology Co., Ltd.	China	On Smelter Lookup Tab Only

Tin	Gejiu Kai Meng Industry and Trade LLC	China	On Smelter Lookup Tab Only

Tin	Melt Metais e Ligas S.A.	Brazil	On Smelter Lookup Tab Only

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	On Smelter Lookup Tab Only

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	On Smelter Lookup Tab Only

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	On Smelter Lookup Tab Only

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	On Smelter Lookup Tab Only

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	On Smelter Lookup Tab Only

Tin	Modeltech Sdn Bhd	Malaysia	On Smelter Lookup Tab Only

Tin	Pongpipat Company Limited	Myanmar	On Smelter Lookup Tab Only

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	On Smelter Lookup Tab Only

Tin	Precious Minerals and Smelting Limited	India	On Smelter Lookup Tab Only

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	On Smelter Lookup Tab Only

Tin	PT Panca Mega Persada	Indonesia	On Smelter Lookup Tab Only

Tin	PT Belitung Industri Sejahtera	Indonesia	On Smelter Lookup Tab Only

Tin	PT Tommy Utama	Indonesia	On Smelter Lookup Tab Only

Tin	VQB Mineral and Trading Group JSC	Viet Nam	On Smelter Lookup Tab Only

Tin	PT Tirus Putra Mandiri	Indonesia	On Smelter Lookup Tab Only

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	On Smelter Lookup Tab Only

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	On Smelter Lookup Tab Only

Tungsten	Artek LLC	Russian Federation	On Smelter Lookup Tab Only

Tungsten	LLC Volstok	Russian Federation	On Smelter Lookup Tab Only

Table B

(as of May 13, 2022)

Gold	Tantulum	Tin	Tungsten

Afghanistan	Angola	Åland Islands	Angola

Albania	Argentina	Andorra	Argentina

American Samoa	Australia	Angola	Australia

Andorra	Austria	Argentina	Austria

Angola	Belarus	Australia	Belgium

Argentina	Belgium	Austria	Brazil

Armenia	Brazil	Belgium	Burundi

Australia	Burundi	Bermuda	Cambodia

Austria	Cambodia	Bolivia	Canada

Belgium	Canada	Brazil	Central African Republic

Bermuda	Central African Republic	Burundi	Chile

Brazil	Chile	Cambodia	China

Bulgaria	China	Canada	Colombia

Burundi	Colombia	Central African Republic	Congo

Cambodia	Congo	Chile	Democratic Republic of Congo

Canada	Democratic Republic of Congo	China	Djibouti

Central African Republic	Djibouti	Colombia	Ecuador

Chile	Ecuador	Congo	Egypt

China	Egypt	Democratic Republic of Congo	Estonia

Colombia	Estonia	Djibouti	Ethiopia

Congo	Ethiopia	Ecuador	France

Democratic Republic of Congo	France	Egypt	Germany

Djibouti	Germany	Eritrea	Guinea

Dominica	Ghana	Estonia	Guyana

Dominican Republic	Guinea	Ethiopia	Hungary

Ecuador	Guyana	France	India

Egypt	Hungary	Germany	Indonesia

Estonia	India	Guinea	Ireland

Ethiopia	Indonesia	Guyana	Israel

Finland	Ireland	Hong Kong	Japan

France	Israel	Hungary	Kazakhstan

Germany	Italy	India	Korea

Ghana	Japan	Indonesia	Luxembourg

Guinea	Jersey	Ireland	Madagascar

Guyana	Kazakhstan	Israel	Malaysia

Hong Kong	Kenya	Japan	Mexico

Hungary	Korea	Jersey	Mongolia

India	Kyrgyzstan	Kazakhstan	Mozambique

Indonesia	Luxembourg	Kenya	Myanmar

Ireland	Madagascar	Korea	Namibia

Israel	Malaysia	Kyrgyzstan	Netherlands

Italy	Mali	Luxembourg	Niger

Japan	Mexico	Madagascar	Nigeria

Jersey	Mongolia	Malaysia	Papua New Guinea

Kazakhstan	Mozambique	Mexico	Peru

Kenya	Myanmar	Mongolia	Philippines

Korea	Namibia	Morocco	Portugal

Kyrgyzstan	Netherlands	Mozambique	Russian Federation

Liberia	Niger	Myanmar	Rwanda

Lithuania	Nigeria	Namibia	Sierra Leone

Luxembourg	Panama	Netherlands	Singapore

Madagascar	Peru	Niger	Slovakia

Malaysia	Philippines	Nigeria	South Africa

Mali	Poland	Panama	South Sudan

Mauritania	Portugal	Papua New Guinea	Spain

Mexico	Russian Federation	Peru	Sudan

Mongolia	Rwanda	Philippines	Suriname

Mozambique	Sierra Leone	Poland	Switzerland

Myanmar	Singapore	Portugal	Taiwan

Namibia	Slovakia	Russian Federation	Tanzania

Netherlands	Slovenia	Rwanda	Thailand

New Zealand	South Africa	Sierra Leone	Uganda

Niger	South Sudan	Singapore	United Kingdom

Nigeria	Spain	Slovakia	United States

Panama	Sudan	South Africa	Viet Nam

Papua New Guinea	Suriname	South Sudan	Zambia

Peru	Switzerland	Spain	Zimbabwe

Philippines	Taiwan	Sudan

Poland	Tanzania	Suriname

Portugal	Thailand	Sweden

Russian Federation	Uganda	Switzerland

Rwanda	United Kingdom	Taiwan

Saudi Arabia	United States	Tanzania

Sierra Leone	Viet Nam	Thailand

Singapore	Zambia	Turkey

Slovakia	Zimbabwe	Uganda

South Africa		United Kingdom

South Sudan		United States

Spain		Uzbekistan

Sudan		Viet Nam

Suriname		Zambia

Sweden		Zimbabwe

Switzerland

Taiwan

Tajikistan

Tanzania

Thailand

Turkey

Uganda

United Arab Emirates

United Kingdom

United States

Uzbekistan

Viet Nam

Zambia

Zimbabwe

Countries that do not contain physical mine locations have been included as they are a source of recycle/scrap material.

Helpful Resources

Acronyms Used in This Report

3TG	Tin, Tantalum, Tungsten or Gold
CMRT	Conflict Minerals Reporting Template
DRC	Democratic Republic of the Congo
OECD	Organization for Economic Cooperation and Development
RMAP	Responsible Minerals Assurance Process
RMI	Responsible Minerals Initiative
SORs	Smelters or Refiners

Forward-Looking Statements

This Report contains “forward-looking statements” - that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see https://www.ge.com/investor-relations/important-forward-looking-statement-information as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements.

Where You Can Find Additional Information*

GE’s Responsible Mineral Sourcing Principles

https://www.ge.com/sustainability/reports-hub

GE’s Statement on Ethical Supply Chain

https://www.ge.com/sustainability/reports-hub

GE’s Integrity Guide for Suppliers, Contractors and Consultants

www.gesupplier.com/html/SuppliersIntegrityGuide.htm

GE’s Code of Conduct: The Spirit & The Letter

https://www.ge.com/snl

Responsible Minerals Initiative

http://www.responsiblemineralsinitiative.org

OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas

www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf

GE’s 2021 Annual Report on Form 10-K

https://www.ge.com/investor-relations/annual-report

*	These web links are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Report.

GE and the GE logo are trademarks and service marks of General Electric Company. Other marks used throughout are trademarks and service marks of their respective owners.